As filed with the Securities and Exchange Commission on October 27, 2015

Registration No. 333-207470

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HC2 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	54-1708481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

505 Huntmar Park Drive #325
Herndon, Virginia 20170
(703) 865-0700
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrea L. Mancuso
General Counsel and Corporate Secretary
505 Huntmar Park Drive #325
Herndon, Virginia 20170
(703) 865-0700
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Senet S. Bischoff, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
(212) 906-1200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-207470) (the “Registration Statement”) of HC2 Holdings, Inc. is being filed solely to file Exhibit 5.1 to the Registration Statement. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, Exhibit 5.1 and the signature page. This Amendment No. 1 does not modify any provision of the Registration Statement except as specifically noted herein.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

(a)	Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia, on the 27th day of October, 2015.

HC2 HOLDINGS, INC.

By:	/s/ Andrea L. Mancuso
Name:	Andrea L. Mancuso
Title:	General Counsel & Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	President, Chief Executive Officer and	October 27, 2015
Philip A. Falcone	Chairman of the Board of Directors (Principal Executive Officer)

/s/ Michael Sena	Chief Financial Officer	October 27, 2015
Michael Sena	(Principal Financial Officer and Principal Accounting Officer)

*	Director	October 27, 2015
Robert M. Pons

*	Director	October 27, 2015
Wayne Barr, Jr.

*	Director	October 27, 2015
Robert Leffler

*	Director	October 27, 2015
Daniel Tseung

* The undersigned does hereby sign this Amendment No. 1 to the Registration Statement on behalf of each of the above indicated directors and officers of HC2 Holdings, Inc. pursuant to a power of attorney executed by each such director and officer.

By:	/s/ Andrea L. Mancuso
Name:	Andrea L. Mancuso
Title:	General Counsel & Corporate Secretary

By:	/s/ Michael Sena
Name:	Michael Sena
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1***	Second Amended and Restated Certificate of Incorporation of HC2 Holdings, Inc. (“HC2”) (incorporated by reference to Exhibit 3.1 to HC2’s Form 8-A, filed on June 20, 2011) (File No. 001-35210).

3.2***	Certificate of Ownership of HC2 (incorporated by reference to Exhibit 3.1 to HC2’s Current Report on Form 8-K, filed on October 18, 2013) (File No. 001-35210).

3.3***	Certificate of Ownership and Merger (incorporated by reference to Exhibit 3.1 to HC2’s Current Report on Form 8-K, filed on April 11, 2014) (File No. 001-35210).

3.4***	Certificate of Amendment (incorporated by reference to Exhibit 3.1 to HC2’s Current Report on Form 8-K, filed on June 18, 2014) (File No. 001-35210).

3.5***	Second Amended and Restated By-laws of HC2 (incorporated by reference to Exhibit 3.2 to HC2’s Current Report on Form 8-K, filed on April 27, 2012) (File No. 001-35210).

4.1***	Specimen of Common Stock (incorporated by reference to Exhibit 3.3 to HC2’s Form 8-A, filed on June 20, 2011) (File No. 001-35210).

Exhibit Number	Description

5.1**	Opinion of Latham & Watkins LLP.

23.1**	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2***	Consent of BDO USA, LLP, independent registered public accounting firm.

23.3***	Consent of BDO LLP, independent accountant.

23.4***	Consent of Grant Thornton, LLP, independent certified public accountants.

23.5***	Consent of Ernst & Young LLP, independent auditor, regarding United Teacher Associates Insurance Company.

23.6***	Consent of Ernst & Young LLP, independent auditor, regarding Continental General Insurance Company.

24.1***	Powers of Attorney.

*To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**Filed herewith.

***Previously filed.